Exhibit 10.1

100 SUMMER STREET

BOSTON, MASSACHUSETTS

OFFICE LEASE AGREEMENT

BETWEEN

MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company

(“LANDLORD”)

AND

IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation

(“TENANT”)

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this “Lease”) is made and entered into as of June 11, 2019, by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).  The following exhibits and attachments are incorporated into and made a part of this Lease:  Exhibit A-1 (Outline and Location of Premises), Exhibit A-2 (Outline and Location of Offering Space), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit G (Notice of Lease) and Exhibit H (Form of Letter of Credit).

1.                                      Basic Lease Information.

1.01                        “Building” shall mean the building located at 100 Summer Street, Boston, Massachusetts 02110, and commonly known as 100 Summer Street.  “Rentable Square Footage of the Building” is deemed to be 1,118,537 square feet.

1.02                        “Premises” shall mean the area shown on Exhibit A-1 to this Lease.  The Premises is located on the 23rd floor and known as suite 2300.  If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The “Rentable Square Footage of the Premises” is deemed to be 39,351 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03                        “Base Rent”:

Months of Term	Annual Rate Per Square Foot	Monthly Base Rent
Commencement Date — Last day of the 12th full calendar month of the Term	$74.00	$242,664.50
First day of the 13th full calendar month of the Term - Last day of the 24th full calendar month of the Term	$75.48	$247,517.79
First day of the 25th full calendar month of the Term - Last day of the 36th full calendar month of the Term	$76.99	$252,469.46
First day of the 37th full calendar month of the Term - Last day of the 48th full calendar month of the Term	$78.53	$257,519.50
First day of the 49th full calendar month of the Term - Last day of the 60th full calendar month of the Term	$80.10	$262,667.93
First day of the 61st full calendar month of the Term — Last day of the 72nd full calendar month of the Term	$81.70	$267,914.73
First day of the 73rd full calendar month of the Term — Last day of the 84th full calendar month of the Term	$83.33	$273,259.90
First day of the 85th full calendar month of the Term - Last day of the 96th full calendar month of the Term	$85.00	$278,736.25
First day of the 97th full calendar month of the Term - Last day of the 108th full calendar month of the Term	$86.70	$284,310.98
First day of the 109th full calendar month of the Term — Termination Date	$88.43	$289,984.08

Notwithstanding anything in this Section of the Lease to the contrary, so long as Tenant is not in Default (as defined in Section 18) under this Lease, Tenant shall be entitled to an abatement of Base Rent in the amount of $242,664.50 per month for 2 consecutive full calendar months of the Term (as defined in Section 1.06), beginning with the 1st full calendar month of the Term (the “Base Rent Abatement Period”).  The total amount of Base Rent abated during the Base Rent Abatement Period shall equal $485,329.00 (the “Abated Base Rent”).  During the Base Rent Abatement Period, only Base Rent shall be abated, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.  Notwithstanding the foregoing, at any time prior to or during the Base Rent Abatement Period, Landlord shall have the option to purchase, by check or wire transfer of available funds, all or any part (in whole-month increments only) of the remaining Abated Base Rent (“Remaining Abated Base Rent Amount”), by providing Tenant with written notice (“Abated Base Rent Payment Notice”).  The Abated Base Rent Payment Notice shall set forth the month(s) of abatement that Landlord elects to purchase and the total portion of the Remaining Abated Base Rent Amount that Landlord elects to purchase (the “Purchase Amount”).  The Purchase Amount to be paid by Landlord to Tenant shall be paid simultaneously with the giving of the Abated Base Rent Payment Notice and shall be discounted at the time of payment to the then present value using a discount rate of 4% per annum.  Upon Landlord’s tender of the Purchase Amount, the Abated Base Rent shall be reduced by the number of months of Abated Base Rent so purchased by Landlord.  Upon request by Landlord, Landlord and Tenant shall enter into an amendment to the Lease to reflect the Purchase Amount paid by Landlord and the corresponding reduction of the Abated Base Rent.

1.04                        “Tenant’s Pro Rata Share”:  3.5181%.

1.05                        “Base Year” for Taxes (defined in Exhibit B):  Fiscal Year (defined below) 2021 (i.e., July 1, 2020 to June 30, 2021); “Base Year” for Expenses (defined in Exhibit B):  calendar year 2020.

For purposes hereof, “Fiscal Year” shall mean the Base Year for Taxes and each period of July 1 to June 30 thereafter.

1.06                        “Term”: The Term shall commence on the date (the “Commencement Date”) which is 365 days after the Delivery Date (as herein defined) and, unless terminated early in accordance with this Lease, end on the date which is the last day of 120th full calendar month of the Term (the “Termination Date”).  The “Delivery Date” shall mean the date that Landlord delivers possession of the

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Premises to Tenant with the Landlord Work (as herein defined) substantially complete (i.e., the Landlord Work has been performed other than any details of construction, mechanical adjustment, or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises.  Landlord anticipates the Delivery Date to be on or about June 11, 2019 (the “Target Delivery Date”).  In addition, if Tenant is entitled to register or record a notice or memorandum of this Lease pursuant to the terms in Section 1.16, Landlord and Tenant shall also execute and Tenant may register or record, as appropriate, at Tenant’s cost and expense, a Notice of Lease in the form attached as Exhibit G.

1.07                        Allowances: (i) an amount not to exceed $97.00 per rentable square foot of the Premises, as further described in the attached Exhibit C, and (ii) a Space Planning Allowance (as defined in the attached Exhibit C) in an amount not to exceed $0.12 per rentable square foot of the Premises, as further described in the attached Exhibit C to be applied towards the cost of the preparation of a preliminary space plan.

1.08                        “Security Deposit”:  As of the date of this Lease there is no Security Deposit.

1.09                        “Guarantor(s)”:  As of the date of this Lease there is no Guarantor.

1.10                        “Broker(s)”:  Cushman & Wakefield (“Tenant’s Broker”), which represented Tenant in connection with this transaction, and Newmark, Grubb, Knight, Frank (“Landlord’s Broker”), which represented Landlord in connection with this transaction.

1.11                        “Permitted Use”:  General office use.

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1.12                        “Notice Address(es)”:

Landlord:	Tenant:

MA-100 Summer Street Owner, L.L.C.

c/o EQ Office

100 Summer Street, 9th Floor

Boston, Massachusetts 02110

Attention:  Property Manager

With copies to:

MA-100 Summer Street Owner, L.L.C.

c/o Revantage Corporate Services

222 South Riverside Plaza

Suite 2000

Chicago, Illinois 60606

Attention:  Managing Counsel

and

MA-100 Summer Street Owner, L.L.C.

c/o EQ Office

100 Summer Street, 9th Floor

Boston, Massachusetts 02110

Attention:  Market Lease Analyst

Prior to the Commencement Date:

Ironwood Pharmaceuticals, Inc.

301 Binney Street

Cambridge, Massachusetts 02142

From and after the Commencement Date:

Ironwood Pharmaceuticals, Inc.

100 Summer Street

Suite 2300

Boston, Massachusetts 02110

With a copy of any notices whereby Landlord is notifying Tenant of a Tenant default under the Lease, or notifying Tenant of, or responding to Tenant with respect to, any option rights of Tenant under the Lease, or providing any notices other than routine notices concerning the operation of the Building, to:

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

Attention:  Walter R. McCabe

1.13                        “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”).  Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located.  “Building Service Hours” are 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays.

1.14                        “Landlord Work” means the work that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the “Work Letter”) attached to this Lease as Exhibit C.

1.15                        “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

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1.16                        Tenant shall not record this Lease or any memorandum or notice without Landlord’s prior written consent; provided, however, Landlord agrees to consent to the recordation or registration of a memorandum or notice of this Lease, at Tenant’s cost and expense (substantially in the form of the Notice of Lease attached hereto as Exhibit G), if the initial term of this Lease or the initial term plus renewal terms granted exceed, in the aggregate, 7 years.  If this Lease is terminated before the Term expires, upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease, and Tenant appoints Landlord its attorney-in-fact in its name and behalf to execute the instrument if Tenant shall fail to execute and deliver the instrument after Landlord’s request therefor within 30 days.

1.17                        “Letter of Credit” is as described in Section 6 of Exhibit F attached hereto.

2.                                      Lease Grant.

Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  Tenant has the non-exclusive right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”).

3.                                      Adjustment of Commencement Date; Possession.

3.01                        Promptly after the determination of the Commencement Date, Landlord and Tenant shall execute and deliver a commencement letter in the form attached as Exhibit D (the “Commencement Letter”).  Tenant’s failure to execute and return the Commencement Letter, or to provide written objection to the statements contained in the Commencement Letter, within 30 days after the date of the Commencement Letter shall be deemed an approval by Tenant of the statements contained therein.

3.02                        Subject to Landlord’s obligation to perform Landlord Work, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord.  During the period commencing on the Delivery Date and continuing through the day immediately preceding the Commencement Date (the “Beneficial Occupancy Period”), Tenant’s use and occupancy of the Premises shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of services requested by Tenant (e.g. after hours HVAC service) and the cost of electricity used by Tenant in the Premises, Tenant shall not be required to pay Rent for any entry or possession during the Beneficial Occupancy Period.  By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition.  Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party, provided, however, Landlord shall use reasonable efforts to obtain possession of any such space.  In such event, the Delivery Date for the Premises, or the commencement date for such other space, as applicable, shall be postponed until the date Landlord delivers possession of such space to Tenant free from occupancy by any party.  Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Delivery Date without Landlord’s permission.  If Tenant takes possession of or enters the Premises before the Delivery Date, Tenant shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of services requested by Tenant (e.g. after hours HVAC service), Tenant shall not be required to pay Rent for any entry or possession before the Delivery Date during which Tenant, with Landlord’s approval, has

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entered, or is in possession of, the Premises for the sole purpose of performing Initial Alterations (as defined in Exhibit C) or installing furniture, equipment or other personal property.

3.03                        If the Delivery Date has not occurred on or before July 15, 2019 (the “Outside Delivery Date”), Tenant shall be entitled to a rent abatement following the Base Rent Abatement Period of $7,978.01 for every day in the period beginning on the Outside Delivery Date and ending on the Delivery Date.  Landlord and Tenant acknowledge and agree that:  (i) the determination of the Delivery Date shall take into consideration the effect of any delays in Landlord’s completion of the Landlord Work caused by the acts or omissions of Tenant, the Tenant Related Parties (defined in Section 13) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, or Tenant’s specification of any materials or equipment with long lead times, and in such event, the Landlord Work shall be deemed to have been substantially completed on the date that Landlord could reasonably have been expected to substantially complete the Landlord Work absent any such delays caused by Tenant; and (ii) the Outside Delivery Date shall be postponed by the number of days the Delivery Date is delayed due to events of Force Majeure.

4.                                      Rent.

4.01                        Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”).  “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease.  Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent.  Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the third full calendar month of the Term shall be payable upon the execution of this Lease by Tenant.  All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord.  Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check payable in United States of America currency or by other means acceptable to Landlord.  If Tenant does not pay any Rent when due hereunder, Tenant shall pay Landlord an administration fee in the amount of $250.00, provided that Tenant shall be entitled to a grace period of up to 5 days for the first 2 late payments of Rent in a calendar year.  In addition, past due Rent shall accrue interest at 10% per annum, and Tenant shall pay Landlord a commercially reasonable fee for any checks returned by Tenant’s bank for any reason.  Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the oldest obligation due from Tenant hereunder, then to any current Rent then due hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant.  Rent for any partial month during the Term shall be prorated based on a 365-day year.  No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction.  Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02                        Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

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5.                                      Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever without Landlord’s prior written consent.  Except as otherwise provided in this Lease, Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business, the use, condition, configuration and occupancy of the Premises and the Building systems located in or exclusively serving the Premises.  Landlord shall be responsible, at its cost (except to the extent properly included in Expenses), for correcting any violations of Laws with respect to the Common Areas of the Building and related to any Base Building systems (to the extent such obligations are not triggered by Tenant’s use of the Premises, any Alterations made by or for the benefit of Tenant, any “assembly occupancy” of the Premises by Tenant, any beach of Tenant’s obligations under this Lease, and except for any obligations specifically imposed upon Tenant pursuant to this Lease).  Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law.  Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment.  In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant.  “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Nothing herein shall require Tenant to comply with Laws or requirements of public authorities which require the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems on a Building-wide basis without reference to the particular use of Tenant or any Alterations performed by or for Tenant (“Building-Wide Laws”).  Landlord will, at Landlord’s expense (except to the extent properly included in Expenses), perform all acts required to comply with such Building-Wide Laws as the same affect the Premises and the Building.  Tenant shall not exceed the standard density limit for the Building. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time which Tenant has notice of, including rules and regulations for the performance of Alterations (defined in Section 9.03). The rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building.

6.                                      Security Deposit.

The Security Deposit, if any, shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations.  The Security Deposit is not an advance payment of Rent or a measure of damages.  Landlord may from time to time and without prejudice to any other remedy provided in this Lease or by Law, use all or a portion of the Security Deposit to the extent necessary to satisfy past due Rent or to satisfy any other loss or damage resulting from Tenant’s breach under this Lease, provided that Landlord provides written notice to Tenant prior to applying any portion of the Security Deposit.  If Landlord uses any portion of the Security Deposit, Tenant, within 10 Business Days after demand, shall restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant

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within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25.  If Landlord should transfer the Lease to a successor or transferee, Landlord shall transfer and assign the Security Deposit to the successor or transferee and, following the assignment of the Security Deposit and receipt thereof by the successor or transferee, Landlord shall be released from any further obligations hereunder for the return of the Security Deposit and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7.                                      Building Services.

7.01                        Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Building Service Hours, although (i) Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord, and (ii) if Tenant is permitted to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line, such permission shall be conditioned upon Landlord having adequate excess capacity from time to time and such connection and use shall be subject to Landlord’s reasonable approval and reasonable restrictions imposed by Landlord, and Landlord shall have the right to charge Tenant a connection fee and/or a monthly usage fee, as reasonably determined by Landlord.  As of the date hereof, Landlord’s charge for after hours heating and air conditioning service is $75.00 per hour for each full floor or partial floor for which Tenant requests such service during winter months and $175.00 per hour for each floor or partial floor for which Tenant requests such service during summer months, subject to change from time to time; (c) standard janitorial service on Business Days; (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; (f) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; (g) security to control and monitor access to the Building which may be provided through a security system involving any one or a combination of cameras, monitoring devices or guards, sign-in or identification procedures or other comparable system, as determined by Landlord in its sole discretion; and (h) such other services as Landlord reasonably determines are necessary or appropriate for the Property.  If Landlord, at Tenant’s request, provides any services which are not Landlord’s express obligation under this Lease, including, without limitation, any repairs which are Tenant’s responsibility pursuant to Section 9 below, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service plus a reasonable administrative charge.

7.02                        Electricity used by Tenant in the Premises shall be paid for by Tenant by a separate charge payable by Tenant to Landlord with a true-up at the end of each calendar year during the Term. Landlord shall use reasonable efforts to furnish the statement showing the true-up of electricity expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. The initial estimated monthly payments for electricity shall be $6,558.50 per month (i.e., $2.00 per rentable square foot per year); provided that such rate may be adjusted from time to time to reflect the then current rate for electricity, and further provided that the amount billed to Tenant for electricity shall be Landlord’s actual cost of electricity without markup.  Tenant’s electricity charges will be measured from separate check meters for each floor of the Premises. Without the consent of Landlord, Tenant’s use of

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electrical service shall not exceed the Building standard usage, per square foot, as reasonably determined by Landlord, based upon the Building standard electrical design load.  Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters.  If it is determined that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant’s electrical usage, on a monthly, per-rentable-square-foot basis, to materially exceed that which Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage and, if applicable, for the cost of purchasing and installing the measuring device(s).

7.03                        Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored.  If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.                                      Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (defined in Section 9.03) (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, shall remove any Cable (defined in Section 9.01 below).  In addition, Landlord, by written notice to Tenant at the time of Landlord’s approval of the Initial Alterations or any subsequent Alterations, may require Tenant, at Tenant’s expense, to remove any Initial Alterations or subsequent Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (the Cable and such other items collectively are referred to as “Required Removables”).  Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications.  The Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables.  If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense.

9.                                      Repairs and Alterations.

9.01                        Tenant shall promptly provide Landlord with notice of any conditions that are dangerous or in need of maintenance or repair. Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear and damage by Casualty (subject to the terms of Section 16) excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations (described

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in Section 9.03); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant, whether such items are installed by Tenant or are currently existing in the Premises; and (g) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”).  All repairs and other work performed by Tenant or its contractors, including that involving Cable, shall be subject to the terms of Section 9.03 below.  If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and, within 30 days after demand, Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 7% of the cost of the repairs.  Notwithstanding the foregoing, if the repair to be performed by Tenant cannot reasonably be completed within 15 days after Landlord’s notice to Tenant, Landlord shall not exercise its right to make such repair on Tenant’s behalf so long as Tenant commences such repair within 5 days after notice from Landlord and is diligently pursuing the same to completion.

9.02                        Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building.  Landlord shall promptly make repairs for which Landlord is responsible.

9.03                        Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”):  (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building (defined in Section 5); and (d) does not require work to be performed inside the walls or above the ceiling of the Premises.  Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03.  Prior to starting work, Tenant shall furnish Landlord with plans and specifications (which shall be in CAD format if requested by Landlord) although such plans and specifications need be supplied to Landlord only if they are necessary for the issuance of required permits or if reasonably deemed necessary by Landlord due to the nature of the work to be performed; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building and vertical Cable, as may be described more fully below); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord and the managing agent for the Building (or any successor(s)) as additional insureds; and any security for performance in amounts reasonably required by Landlord.  Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable.  All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (i) every 6 feet outside the Premises (specifically including, but not limited to, the electrical room risers and any Common Areas), and (ii) at the termination point(s) of such Cable.  Changes to the plans and specifications must also be submitted to Landlord for its approval.  Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any Building system or Landlord’s ability to perform its obligations hereunder. Landlord shall either grant or deny any approval requested by Tenant under this Section 9.03 within 10 Business Days after its receipt of Tenant’s written request for such approval, which request must include the items

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(or a reasonably detailed description of same - e.g., the quality of materials to be approved by Landlord) to be reviewed and approved by Landlord (such items specifically identified by Tenant in such manner are referred to as the “Alteration Approval Items”).  If Landlord fails to either approve or disapprove any Alteration Approval Items requested by Tenant within the 10 Business Day period set forth above, Tenant shall have the right to provide Landlord with a second request for Landlord to either approve or disapprove any Alteration Approval Items requested by Tenant.  Tenant’s second request for Landlord to either approve or disapprove any Alteration Approval Items requested by Tenant must specifically state that Landlord’s failure to respond within a period of 10 Business Days shall be deemed to be an approval by Landlord.  If Landlord’s failure to respond continues for 10 Business Days after its receipt of the second request for Landlord to either approve or disapprove any Alteration Approval Items for which Tenant has submitted a second request, then such Alteration Approval Items shall be deemed to have been approved by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations.  In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations (other than the Initial Alterations) equal to 5% of the cost of the non-Cosmetic Alterations.  Upon completion, Tenant shall furnish “as-built” plans (in CAD format, if requested by Landlord) for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien.  Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.                               Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building.  Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.  If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions.  However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours.  Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.  Except as specifically provided otherwise in this Section 10, entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.  If Landlord temporarily closes the Premises as provided above for a period in excess of 3 consecutive Business Days, Tenant, as its sole remedy, shall be entitled to receive a per diem abatement of Base Rent during the period beginning on the 4th consecutive Business Day of closure and ending on the date on which the Premises are returned to Tenant in a tenantable condition.  Tenant, however, shall not be entitled to an abatement if the repairs, alterations and/or additions to be performed are required as a result of the acts or omissions of Tenant, its agents, employees or contractors, including, without limitation, a Default by Tenant in its maintenance and repair obligations under the Lease.

11.                               Assignment and Subletting.

11.01                 Except in connection with a Business Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02.  Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if

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the proposed transferee is a governmental entity or an occupant of the Building or if the proposed transferee, whether or not an occupant of the Building is in discussions with Landlord regarding the leasing of space within the Building. Notwithstanding the above, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign.  Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within 6 months of the proposed commencement of the proposed sublease or assignment. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant (other than through the ownership of voting securities if Tenant is a public company subject to SEC regulations and restrictions or equivalent governmental securities regulators of other countries) changes at any time, such change of ownership or control shall constitute a Transfer.  Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord.  In no event shall any Transfer, including a Business Transfer, release or relieve Tenant from any obligation under this Lease, and Tenant shall remain primarily liable for the performance of the tenant’s obligations under this Lease, as amended from time to time.

11.02                 Tenant shall provide Landlord with financial statements for the proposed transferee (or, in the case of a change of ownership or control, for the proposed new controlling entity(ies)), a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord and reasonably acceptable to Tenant; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 30% of the Rentable Square Footage of the Premises for a proposed term that would expire less than 1 year prior to the Termination Date (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. Notwithstanding the above, Landlord shall not have the right to recapture the Premises (or applicable portion thereof) in the event of a Business Transfer (defined in Section 11.04). If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination.  Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any requested Transfer.

11.03                 Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer.  Tenant shall pay Landlord for Landlord’s share of the excess within 30 days after Tenant’s receipt of the excess.  In determining the excess due Landlord, Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer. Landlord shall have no right to share in the excess Rent or any other consideration which Tenant receives as a result of a Business Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.  However, by accepting any such payments directly from the subtenant, whether as a result of the foregoing or otherwise, Landlord does not waive any claims against the Tenant

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hereunder or release Tenant from any obligations under this Lease, nor recognize the subtenant as the tenant under the Lease.

11.04                 Notwithstanding anything to the contrary contained in this Section 11, Tenant may (i) assign this Lease to a successor to Tenant by merger, consolidation, reorganization or the purchase of all or substantially all of Tenant’s assets, or (ii) assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), or (iii) sell a controlling interest in Tenant’s stock, partnership or membership interests, without the consent of Landlord, provided that all of the following conditions are satisfied (a “Business Transfer”):  (a) Tenant must not be in Default; (b) Tenant must give Landlord written notice at least 15 Business Days before such Transfer (provided that, if prohibited by confidentiality in connection with a proposed Business Transfer, then Tenant shall give Landlord written notice within 10 days after the effective date of the proposed Business Transfer); (c) if such Transfer will result from a merger, consolidation or reorganization of Tenant with another entity, or the purchase of all or substantially all of Tenant’s assets by another entity, then the Credit Requirement (defined below) must be satisfied, and (d) if such Transfer involves the sale of a controlling interest in Tenant’s stock, partnership or membership interests, the Credit Requirement must be satisfied. Tenant’s notice to Landlord shall include information and documentation evidencing the Business Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement.  “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.  The “Credit Requirement” shall be deemed satisfied if, as of the date immediately succeeding the date of the Business Transfer, the net worth calculated pursuant to GAAP of either (a) Tenant, in the event of a sale of a controlling interest in Tenant’s stock, partnership or membership interests, or (b) the entity with which Tenant is to merge, consolidate or reorganize in the event of a merger, consolidation or reorganization, or (c) the entity which is purchasing all or substantially all of Tenant’s assets in the event of a sale of all or substantially all of Tenant’s assets, is not less than the net worth calculated pursuant to GAAP of Tenant as of the date of this Lease.  In the event the Credit Requirement is not satisfied, then Tenant shall still have the right to enter into the Business Transfer without Landlord’s consent provided that Tenant provides to Landlord an additional letter of credit meeting the requirements of the Letter of Credit set forth in Section 6 of Exhibit F in the amount of $1,500,000.00 within 10 days after the effective date of the proposed Business Transfer, and further provided that in such event, Tenant shall thereafter have no further right to reduce the Letter of Credit Amount with respect to the original Letter of Credit as provided in Section 6.06 of Exhibit F.

11.05                 Notwithstanding anything to the contrary contained in this Section 11, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in the Use of all or any part of the Premises.

12.                               Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by

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or for the benefit of Tenant or its subtenants or transferees.  Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to be performed by outside contractors to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility.  Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien.  Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.  Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant, the aggregate cost of which is greater than $400,000.00.  Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord.

13.                               Indemnity and Waiver of Claims.

Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees and agents (the “Tenant Related Parties”) or any of Tenant’s transferees, contractors or licensees.  Tenant hereby waives all claims against and releases Landlord and its trustees, managers, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord.  Notwithstanding the foregoing, except as provided in Section 15 to the contrary, Tenant shall not be required to waive any claims against Landlord (except, to the extent permitted by Law, for loss or damage to Tenant’s business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties.

14.                               Tenant’s Insurance.  Tenant shall maintain the following coverages in the following amounts:

14.01                 Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with minimum primary limits of $1,000,000 each occurrence and $2,000,000 annual aggregate (and not more than $25,000 self-insured retention) and a minimum excess/umbrella limit of $2,000,000.

14.02                 Property insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant

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(“Tenant’s Property”), and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”).  Such insurance shall be written on a special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of 6 months.

14.03                 Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.

14.04                 Form of Policies.  The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability.  Such insurance shall (i) be issued by an insurance company that has an A.M. Best rating of not less than A-VIII; (ii) be in form and content reasonably acceptable to Landlord; and (iii) provide that it shall not be canceled without 30 days’ prior notice to Landlord, except that 10 days’ prior notice may be given in the case of nonpayment of premiums.  Tenant’s Commercial General Liability Insurance shall (a) name Landlord, Landlord’s managing agent, and any other party reasonably designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance.  Landlord shall be designated as a loss payee with respect to Tenant’s Property insurance on any Tenant-Insured Improvements.  Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent.  Attached to the ACORD 25-S (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company and shall expressly require the insurance company to notify each Additional Insured Party in writing at least 30 days before any termination or material change to the policies, except that 10 days’ prior notice may be given in the case of nonpayment of premiums.  Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 14.01 showing that the Additional Insured Parties are named as additional insureds.

14.05                 Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 14, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

15.                               Subrogation.

Subject to Section 16, each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance.  For purposes of this Section 15, any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance.

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16.                               Casualty Damage.

16.01                 If all or any portion of the Premises becomes untenantable or inaccessible by fire or other casualty to the Premises or the Common Areas (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”).  Landlord shall promptly forward a copy of the Completion Estimate to Tenant.  If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date of the Casualty, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after Tenant’s receipt of the Completion Estimate.  Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if:  (1) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building or Premises occurs.

16.02                 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas.  Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed reasonably desirable by Landlord.  Notwithstanding Section 15, upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess reasonable cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs.  Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Leasehold Improvements.  In no event shall Landlord be required to spend more for the restoration of the Premises and Common Areas than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant.  Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof.  Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

16.03                 If Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises within 2 months after expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays (defined below), then Tenant may terminate this Lease by written notice to Landlord within 15 days after the expiration of such period, as the same may be extended.  For purposes of this Lease, the term “Reconstruction Delays” shall mean:  (i) any delays caused by the insurance adjustment process; (ii) any delays caused by Tenant; and (iii) any delays caused by events of Force Majeure.

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17.                               Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. Tenant may also terminate this Lease if there is a Taking of a material part of the Building such that Tenant is prevented from accessing the Premises or otherwise utilizing the Premises for the purposes described herein. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking.  The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority.  If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord.  The right to receive compensation or proceeds are expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.  If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18.                               Events of Default.

In addition to any other default as specifically described in Section 11.01 or Section 12 of this Lease, each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 3 Business Days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 15 days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 15 days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 15 days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord’s required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; (f) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises; or (g) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific non-Monetary term or provision of this Lease on 3 separate occasions during any 12 month period, Tenant’s subsequent violation of such non-Monetary term or provision shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19.                               Remedies.

19.01                 Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

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(a)                                 Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord.  If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises.  “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(b)                                 Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises.  Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine.  Landlord may collect and receive all rents and other income from the reletting.  Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

19.02                 In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.  “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located.

19.03                 If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations.  Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease.  No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20.                               Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY.  TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR

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ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE.  EXCEPT AS PROVIDED IN SECTION 22 BELOW, IN NO EVENT SHALL TENANT OR ANY TENANT RELATED PARTY BE LIABLE TO LANDLORD FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE.  BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED IN WRITING HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.  WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT.

21.                               Intentionally Omitted.

22.                               Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance.  Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover.  No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 30 days after notice from Landlord following such holdover, Tenant shall be liable for all damages, including but not limited to consequential damages, that Landlord suffers from the holdover.

23.                               Subordination to Mortgages; Estoppel Certificate.

23.01                 Tenant accepts this Lease subject and subordinate to the lien of any mortgage(s), deed(s) of trust, deeds to secure debt, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee.  As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease.  Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s then current Mortgagee on such Mortgagee’s then current standard form of agreement.  “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee.  Upon request of Landlord, Tenant will execute the Mortgagee’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee.  Landlord’s failure to obtain a non-disturbance,

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subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.  Notwithstanding the foregoing in this Section to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date.  Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect.  Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).  Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser).  Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable.

23.02                 In the event Mortgagee enforces it rights under the Mortgage, Tenant, at Mortgagee’s option, will attorn to Mortgagee or its successor; provided, however, that Mortgagee or its successor shall not be liable for or bound by (i) any payment of any Rent installment which may have been made more than 30 days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease (but Mortgagee, or such successor, shall be subject to the continuing obligations of landlord under the Lease to the extent arising from and after such succession to the extent of Mortgagee’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord or (iv) any obligation under this Lease to maintain a fitness facility at the Building, if any.  Tenant, upon the reasonable request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment.

24.                               Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1; provided, however, notices sent by Landlord regarding general Building operational matters that do not pertain to this Lease or the Premises may be posted in the general Building newsletter or sent via e-mail to the e-mail address provided by Tenant to Landlord for such

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purpose.  In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient.  Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above.  Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.                               Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear, damage which Landlord is obligated to repair hereunder, damage by Casualty (subject to the terms of Section 16) and damage by a Taking (subject to the terms of Section 17) excepted.  If Tenant fails to remove any of Tenant’s Property, or to restore the Premises to the required condition, within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration of the Premises.  Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property.  Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred.  If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate.

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26.                               Miscellaneous.

26.01                 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth.  If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities.  Notices to any one person or entity shall be deemed to have been given to all persons and entities.  Tenant represents and warrants to Landlord, and agrees, that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that the entity(ies) or individual(s) constituting Tenant or Guarantor or which may own or control Tenant or Guarantor or which may be owned or controlled by Tenant or Guarantor are not and at no time will be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or any replacement website or other replacement official publication of such list.

26.02                 In any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred.  Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.  No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance of Rent with knowledge of a default by Tenant, shall constitute a waiver of the default, nor shall it constitute an estoppel.

26.03                 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04                 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property.  Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease from and after the date of the transfer, either by contractual obligation, assumption agreement or by operation of law, and provided further that Landlord shall not be released from any liability for any draw on the Letter of Credit not properly permitted under this Lease prior to the date of transfer unless the successor in interest of Landlord assumes such liability, in writing, with respect to the Letter of Credit Amount so drawn upon by Landlord.

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26.05                 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker (described in Section 1.10) as a broker, agent or finder in connection with this Lease.  Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers, agents or finders claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers, agents or finders claiming to have represented Landlord in connection with this Lease.  Equity Office Properties Management Corp., or such other entity affiliated with Equity Office Properties Management Corp. that is involved in the negotiation of this Lease (each referred to as “EOPMC”), represents only the Landlord in this transaction.  Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification or any other document related hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.  Landlord agrees to pay a brokerage commission to Tenant’s Broker and Landlord’s Broker in accordance with the terms of separate written commission agreements to be entered into between Landlord and Tenant’s Broker and Landlord and Landlord’s Broker, respectively, provided that in no event shall Landlord be obligated to pay a commission to Tenant’s Broker or Landlord’s Broker in connection with any extension of the Term or in connection with any additional space that is leased by Tenant pursuant to the terms of this Lease except as may be specifically provided otherwise in such written agreements or future written agreements between Landlord and Tenant’s Broker and Landlord and Landlord’s Broker, respectively.

26.06                 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07                 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements within any applicable notice and cure periods.  This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.08                 This Lease does not grant any rights to light or air over or about the Building.  Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease.  Landlord reserves the right to make changes to the Property, Building and Common Areas as Landlord deems appropriate.  This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents.  Neither party is relying upon any warranty, statement or representation not contained in this Lease.  This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.  Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green

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Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system.

26.09                 Submission of this Lease by Landlord is not an offer to enter into this Lease but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Lease until Landlord has executed and delivered the same to Tenant.  Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same, which may not be withdrawn for a period of 10 days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties).

26.10                 If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

26.11                 This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.  Transmission of a facsimile or by email of a pdf copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.

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Landlord and Tenant have executed this Lease under seal in two or more counterparts as of the day and year first above written.

LANDLORD:

MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company

By:	MA-100 Summer Street, L.L.C., a Delaware limited liability company, its sole member

	By:	/s/ Britton Derkac

	Name:	Britton Derkac

	Title:	Vice President — Portfolio Director

TENANT:

IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Gina Consylman

	Name:	Gina Consylman

	Title:	Senior Vice President, Chief Financial Officer

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EXHIBIT A-1

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110.

100 Summer Street, 23rd floor:

A-1

EXHIBIT A-2

OUTLINE AND LOCATION OF OFFERING SPACE

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110.

100 Summer Street, 22nd floor:

A-2

EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110.  Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.             Payments.

1.01 Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined below) for each Fiscal Year during the Term exceed Taxes for the Base Year (the “Tax Excess”).  If Expenses or Taxes in any calendar year or Fiscal Year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year or Fiscal Year shall be $0.  Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year or Fiscal Year during the Term.  On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess.  If Landlord determines that its good faith estimate of the Expense Excess or of the Tax Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate.  After its receipt of a revised estimate, Tenant’s monthly payments shall be based upon the revised estimate.  If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by the first day of a calendar year or Fiscal Year, as the case may be, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate.  Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate.  Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate.  Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

1.02 As soon as is practical following the end of each calendar year or Fiscal Year, as the case may be, Landlord shall furnish Tenant with a reasonably detailed statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year or Fiscal Year, as the case may be.  If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Expense Excess or actual Tax Excess for the prior calendar year or Fiscal Year, as the case may be, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due.  If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Expense Excess or actual Tax Excess, for such prior calendar year or Fiscal Year, as the case may be, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year or Fiscal Year, as the case may be.

2.             Expenses.

2.01  “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property.  Landlord shall act in a reasonable manner in incurring Expenses.  Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees in an amount equal to 3% of the gross revenues from the Building and the Property; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are:  (1) intended to effect economies in the operation or maintenance of the Property, reduce current or future Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, (2) replacements or modifications of nonstructural items located in the Base Building or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (3) required under any Laws that are enacted or first interpreted to apply to the Property after the date of the Lease.  The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under the Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.02  Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; ground lease rental; wages, salaries, fees, and fringe benefits (“Labor Costs”) paid to executive personnel or officers or partners of Landlord, except that if such individuals provide services directly related to the operation, maintenance or ownership of the Building which, if provided directly by a general manager/property manager or its general support staff, would normally be chargeable as an operating expense of a comparable office Building, then an appropriate pro rata share of the Labor Costs of such individuals that is reflective of the extent to which such individuals are providing such services to the Building may be included in Expenses; any cost or expense related to removal, cleaning, abatement or remediation of “hazardous materials” in or about the Building, Common Area or Property, including, without limitation, hazardous substances in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building, Common Area or Property; any expenses for which Landlord has received actual reimbursement (other than through Expenses); costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or Property; to the extent any services (on a per square foot basis) are provided to a tenant or occupant of the Building at a level that is materially greater than the level at which such services are available to Tenant, the cost of providing such services at a level that is over and above the level available to Tenant shall be excluded from Expenses; lease payments for rental equipment (other than equipment for which depreciation is properly charged as an Expense) that would constitute a capital expenditure if the equipment were purchased; Landlord’s charitable and political contributions; reserves not spent by Landlord by the end of the calendar year for which Expenses are paid; fines or penalties incurred as a result of violation by Landlord of any applicable Laws; costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by contractor warranties, guarantees,  judgments or other third party sources; all costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing and managing the Building) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases.

2.03  If at any time during a calendar year the Building is not at least 95% occupied (or a service provided by Landlord to tenants of the Building generally is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses shall, at Landlord’s option, be determined as if the Building had been 95% occupied (and all services provided by Landlord to tenants of the Building generally had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) during that calendar year.  If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3.             “Taxes” shall mean:  (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities.  Without limitation, Taxes shall be determined without regard to any “green building” credit and shall not include (i) any income, excise, franchise, capital levy, transfer, capital stock, gift, estate or inheritance tax, or (ii) penalties or interest for late payment of Taxes. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment.  Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed.  Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant’s receipt of a statement from Landlord.  Within 90 days after receiving Landlord’s statement of Taxes, Tenant may request a reasonably detailed break down of the allocation of Taxes between the various components of the Building (e.g., office, retail, parking, etc.) for such Fiscal Year, and Landlord shall provide such information to Tenant within a reasonably prompt period of time.

4.             Audit Rights.  Within 90 days after receiving Landlord’s statement of Expenses (or, with respect to the Base Year Expenses, within 90 days after receiving Landlord’s initial statement of Expenses for the Base Year) (each such period is referred to as the “Review Notice Period”), Tenant may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year (or Base Year, as applicable) to which the statement applies, and within 60 days after sending the Review Notice to Landlord (such period is referred to as the “Request for Information Period”), Tenant shall send Landlord a written request identifying, with a reasonable degree of specificity, the information that Tenant desires to review (the “Request for Information”).  Within a reasonable time after Landlord’s receipt of a timely Request for Information and executed Audit Confidentiality Agreement (referenced below), Landlord, as determined by Landlord, shall forward to Tenant, or make available for inspection on site at such location deemed reasonably appropriate by Landlord, such records (or copies thereof) for the applicable calendar year (or Base Year, as applicable) that are reasonably necessary for Tenant to conduct its review of the information appropriately identified in the Request for Information.  Within 60 days after any particular records are made available to Tenant (such period is referred to as the “Objection Period”), Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year which relates to the records that have been made available to Tenant.  If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice.  If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant.  Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days.  If Tenant fails to give Landlord an Objection Notice with respect to any records that have been made available to Tenant prior to expiration of the Objection Period applicable to the records which have been provided to Tenant, Tenant shall be deemed to have approved Landlord’s statement of Expenses with respect to the matters reflected in such records and shall be barred from raising any claims regarding the Expenses relating to such records for that year.

If Tenant fails to provide Landlord with a Review Notice prior to expiration of the Review Notice Period or fails to provide Landlord with a Request for Information prior to expiration of the Request for Information Period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. Notwithstanding the foregoing, Landlord agrees that Tenant may retain a third party agent to review Landlord’s books and records which is not a CPA firm, so long as the third party agent retained by Tenant shall have expertise in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building and whose compensation shall in no way be contingent upon or correspond to the financial impact on Tenant resulting from the review. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit, and the fees charged cannot be based in whole or in part on a contingency basis.  However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant (not to exceed $10,000.00).  The records and related information obtained by Tenant shall be treated as confidential, and applicable only to the Building, by Tenant and its auditors, consultants and other parties reviewing such records on behalf of Tenant (collectively, “Tenant’s Auditors”), and, prior to making any records available to Tenant or Tenant’s Auditors, Landlord may require Tenant and Tenant’s Auditors to each execute a reasonable confidentiality agreement (“Audit Confidentiality Agreement”) in accordance with the foregoing.  In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110.  Capitalized terms used but not defined herein shall have the meanings given in the Lease.

As used in this Work Letter, the “Premises” shall be deemed to mean the Premises, as initially defined in the attached Lease.

1.             Initial Alterations and Allowance.

1.01                        Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit is attached, and all prepaid rental and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Premises to prepare the Premises for Tenant’s occupancy (the “Initial Alterations”).  Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations (such approval not to be unreasonably withheld, conditioned or delayed) and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design.  Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld, conditioned or delayed.  The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located.  Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

1.02                        Provided Tenant is not in Default under the Lease, Landlord agrees to contribute the sum of $3,817,047.00 (i.e., $97.00 per rentable square foot of the Premises) (the “Allowance”) towards (i) the cost of the Initial Alterations in preparation of Tenant’s occupancy of the Premises (including but not limited to the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations, the cost of city permits, and for hard costs in connection with the Initial Alterations), provided that Tenant provides Landlord with the documentation set forth in this Section 1.02 below relating to the Initial Alterations by December 31, 2020, and/or (ii) up to $572,557.05 (i.e., $14.55 per rentable square foot of the Premises) of the Allowance (or a portion thereof) against FF&E Costs (defined below), Moving Costs (defined below), and/or Cabling Costs (defined below), provided that Tenant provides Landlord with the documentation set forth in Section 1.03 below relating to the FF&E Costs Moving Costs and/or Cabling Costs by December 31, 2020, and/or (iii) up to $196,755.00 (i.e., $5.00 per rentable square foot of the Premises) of the Allowance (or a portion thereof) against the monthly installments of Base Rent next becoming due under the Lease provided that Tenant provides Landlord with written notice of Tenant’s election to apply the Allowance (or a portion thereof) toward the monthly installments of Base Rent next becoming due under the Lease on or before the last day of the 12th full calendar month of the Term.  Any portion of the Allowance to applied toward the cost of the Initial Alterations shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performed the Initial Alterations, within 30 days following receipt by Landlord of (1) receipted bills covering all labor and materials expended and used in the Initial Alterations; (2) a sworn contractor’s affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (3) full and final waivers of lien; (4) as-built plans of the Initial Alterations; and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable Laws, codes and ordinances.  The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance towards the cost of the Initial Alterations, and/or up to $572,557.05 of the Allowance (or a portion thereof) against FF&E Costs, Moving Costs and/or Cabling Costs, and/or apply any portion of up to $196,755.00 of the Allowance (or a portion thereof) against Base Rent during the continuance of an uncured Default under the Lease, and Landlord’s obligation to disburse or apply the Allowance shall only resume when and if such Default is cured.

1.03                        Subject to Section 1.02 above, Tenant may also request that Landlord apply up to $572,557.05 (i.e., $14.55 per rentable square foot of the Premises) of the unused portion of the Allowance which has not been used or applied toward the Initial Alterations (the “Unused Allowance”) against:

(a)                                    Tenant’s FF&E Costs (described below). Landlord shall disburse such portion of the Unused Allowance requested by Tenant for such purpose within 30 days after receipt of invoices from Tenant with respect to Tenant’s actual FF&E Costs, provided, however, Tenant agrees that any portion of the Unused Allowance (or any other portion of the Allowance) disbursed to Tenant for FF&E Costs shall be treated as income to Tenant and Tenant further acknowledges that Landlord may issue a 1099-Misc in connection with such matter; and/or

(b)                                    Tenant’s Moving Costs (described below).  Landlord shall disburse such portion of the Unused Allowance requested by Tenant for such purpose within 30 days receipt of paid invoices from Tenant with respect to Tenant’s actual Moving Costs.

(c)                                     Tenant’s Cabling Costs (described below).  Landlord shall disburse such portion of the Unused Allowance requested by Tenant for such purpose within 30 days receipt of paid invoices from Tenant with respect to Tenant’s actual Cabling Costs.

Tenant’s “FF&E Costs” shall mean the costs and expenses incurred by Tenant in purchasing any furniture, fixtures, equipment or other personalty for the Premises and/or the cost to move and install same in the Premises.

Tenant’s “Moving Costs” shall mean the costs and expenses incurred by Tenant for the cost of moving from its existing location into the Premises, including moving costs and the cost to move and install Tenant’s furniture and equipment, including telephone, data and computer equipment and cabling, related to Tenant’s occupancy of the Premises.

Tenant’s “Cabling Costs” shall mean the costs and expenses incurred by Tenant for the cost of the purchase and installation of telephone, computer and data cabling in the Premises.  Landlord shall have the right to require Tenant to remove all or any portion of such cabling, at Tenant’s cost, upon expiration or earlier termination of the Lease, and the terms and provisions of Section 8 of the Lease shall be applicable with respect to such cabling.

Notwithstanding anything contained in this Work Letter to the contrary, any unused or unapplied portion of the Allowance which remains as of December 31, 2020 shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection with any such remaining unused or unapplied portion of the Allowance.  Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.  Landlord shall be entitled to deduct from the Allowance for the Landlord’s actual out-of-pocket costs incurred for any third-party review of Tenant’s plans for the Initial Alterations.

In no event shall the total amount of the Allowance applied toward the cost of the Initial Alterations, FF&E Costs, Moving Costs, Cabling Costs, and the monthly installments of Base Rent next becoming due under the Lease exceed $3,817,047.00.

2.                                      Space Planning Allowance.  In addition to the above described Allowance, Landlord, provided Tenant is not in Default, agrees to provide Tenant with a space planning allowance (the “Space Planning Allowance”) in an amount not to exceed twelve cents ($0.12) per rentable square foot of the Premises to be applied toward the cost of the preparation of a preliminary space plan for the Premises to be prepared by Tenant’s architect.  If the Space Planning Allowance exceeds the cost of the preparation of the preliminary plan by Tenant’s architect, any remaining Space Planning Allowance shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.  The Space Planning Allowance shall be paid to Tenant on or before the later of (i) 30 days after the date

Landlord approves the final Plans for the Initial Alterations, (ii) the date Tenant commences construction of the Initial Alterations in the Premises, or (iii) concurrent with the disbursement of the Allowance.

3.                                      Landlord Work.  Landlord, at its sole cost and expense shall deliver the Premises to Tenant in shell condition using Building standard methods, materials and finishes in accordance with applicable codes (the “Landlord Work”).  Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord.  In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work.

4.                                      Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work other than the Landlord Work described in Section 2 above or, except as provided above with respect to the Allowance or the Space Planning Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

5.                                      This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

Date

Tenant

Address

Re:                             Commencement Letter with respect to that certain Lease dated as of                 , 2019, by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company, as Landlord, and IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation, as Tenant, for 39,351 rentable square feet on the 23rd floor of the Building located at 100 Summer Street, Boston, Massachusetts 02110.

Lease Id:

Business Unit Number:

Dear                         :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and acknowledges:

1.             The Commencement Date of the Lease is                         ;

2.             The Termination Date of the Lease is                             .

Please acknowledge the foregoing and your acceptance of possession by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.  Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within 30 days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

Authorized Signatory

Acknowledged and Accepted:

Tenant:

By:
Name:
Title:
Date:

D-1

EXHIBIT E

BUILDING RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110.  Capitalized terms used but not defined herein shall have the meanings given in the Lease.

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances.  In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.

1.             Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises.  No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas.  At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.             Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3.             No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord.  All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.             Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.             Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises.  A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys.  All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.             All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time. Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises.  If Landlord permits access, Landlord may condition the access upon the payment to Landlord by the service provider of fees assessed by Landlord in Landlord’s sole discretion.

7.             Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be performed in a manner and restricted to hours reasonably designated by Landlord.  Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, including the names of any contractors, vendors or delivery companies, which approval shall not be unreasonably withheld.  Tenant shall assume all risk for damage, injury or loss in connection with the activity.

8.             Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld; provided that approval by Landlord shall not relieve Tenant from liability for any damage in connection with such heavy equipment or articles.

9.             Corridor doors, when not in use, shall be kept closed.

10.          Tenant shall not:  (a) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (b) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (c) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.          No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.          No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws.  Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c. 21C, M.G.L. c. 21E or any other applicable environmental Law which may now or later be in effect.  Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.          Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.          Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”).  Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume.  Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.          Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.  Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent.  Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.          Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.          Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.          Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, their occupants, entry, use and contents.  Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.          Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability.  Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.          Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building.  Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.          Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance.  Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.          Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord.  Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.          The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time.  Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110.  Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1.                                      Parking.

1.01.                     Subject to the provisions of this Section 1, from and after the date of this Lease, Landlord shall lease to Tenant, or cause the operator (the “Operator”) of the garage servicing the Building (the “Garage”) to lease to Tenant, and Tenant shall lease from Landlord or such Operator, 4 unreserved parking spaces (collectively, the “Spaces”) in the Garage for the use of Tenant and its employees, at the rate of $550.00 per Space, per month, plus applicable tax thereon, as such rates may be adjusted from time-to-time to reflect the then current rate for parking in the Garage. If requested by Landlord, Tenant shall execute and deliver to Landlord the standard parking agreement used by Landlord or the Operator (the “Parking Agreement”) in the Garage for such Spaces.

1.02.                     No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces.  Tenant shall not have the right to lease or otherwise use more than the number of unreserved Spaces set forth above.

1.03.                     Except for particular spaces and areas designated by Landlord or the Operator for reserved parking, all parking in the Garage shall be on an unreserved, first-come, first-served basis.

1.04.                     Neither Landlord nor the Operator shall be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured.  Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Garage or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

1.05.                     Landlord or its Operator shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Garage, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like.  Tenant shall comply with and cause its employees to comply with all such rules and regulations, all reasonable additions and amendments thereto, and the terms and provisions of the Parking Agreement.

1.06.                     Tenant shall not store or permit its employees to store any automobiles in the Garage without the prior written consent of Landlord.  Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property.  If it is necessary for Tenant or its employees to leave an automobile in the Garage overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

1.07.                     Landlord or the Operator shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage. Except in emergencies, Landlord shall provide Tenant with reasonable prior verbal notice in the event Landlord or the Operator intend to temporarily close the Garage or certain areas therein, and in such event, Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of the Spaces.

1.08.                     Tenant shall not assign or sublease any of the Spaces without the consent of Landlord.  Landlord shall have the right to terminate this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

1.09.                     Landlord may elect to provide parking cards or keys to control access to the Garage.  In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a reasonable fee for any lost or damaged cards or keys.

2.                                      Extension Option.

2.01.                     Grant of Option; Conditions.  Tenant shall have the right to extend the Term (the “Extension Option”) for one additional period of 5 years commencing on the day following the Termination Date of the initial Term and ending on the 5th anniversary of the Termination Date (the “Extension Term”), if:

a.                                         Landlord receives irrevocable and unconditional written notice of exercise (“Extension Notice”) not less than 15 full calendar months prior to the expiration of the initial Term and not more than 18 full calendar months prior to the expiration of the initial Term; and

b.                                         Tenant is not in Default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Extension Notice; and

c.                                          No more than 50% of the Premises (in the aggregate) is sublet (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) at the time that Tenant delivers its Extension Notice; and

d.                                         The Lease has not been assigned (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) prior to the date that Tenant delivers its Extension Notice.

2.02.                     Terms Applicable to Premises During Extension Term.

a.                                         The initial Base Rent rate per rentable square foot for the Premises during the Extension Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.  Base Rent during the Extension Term shall increase, if at all, in accordance with the increases assumed in the determination of the Prevailing Market rate.  Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

b.                                         Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the Extension Term in accordance with the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses and the Base Year applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Extension Term.

2.03.                     Definition of Prevailing Market.  For purposes hereof, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the downtown central business district of Boston, Massachusetts.  The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions, the term for such lease, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.  Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than 5 years or more than 7 years, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration.  The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

2.04.                     Effect of Failure to Give Notice; Arbitration Procedure.  Tenant shall exercise the Extension Option by giving the Landlord the Extension Notice.  If Tenant fails to give the Extension Notice to Landlord within the time period described above, then the Extension Option shall be null and void and of no further force or effect.  Within 30 days of receiving Tenant’s Extension Notice, Landlord shall give Tenant notice of Landlord’s determination of the Prevailing Market rate for the Extension Term (the “Landlord’s Determination Notice”).  If Tenant disagrees with Landlord’s determination of the Prevailing Market rate, Landlord and Tenant shall attempt to agree on the Prevailing Market rate.  If the parties do not so agree on the Prevailing Market rate within 30 days of the date of Landlord’s Determination Notice, Landlord and Tenant shall submit the determination of Prevailing Market rate to binding arbitration unless the parties otherwise mutually agree in their respective sole discretion.  In such event, Landlord and Tenant shall attempt to agree on an arbitrator within 10 days after the expiration of such 30 day period.  If they fail, after good faith efforts, to agree on an arbitrator within such 10 day period, Landlord and Tenant shall each appoint a reputable commercial leasing broker as arbitrator, each of whom shall have at least 10 years’ active and current experience in the commercial real estate industry and the downtown central business district of Boston, Massachusetts leasing market with working knowledge of current rental rates and leasing practices related to buildings similar to the Building.  Such an appointment shall be signified in writing by each party to the other.  If either party shall fail to appoint an arbitrator within a period of 10 days after written notice from the other party to make such appointment, the sole arbitrator appointed shall make the determination of the Prevailing Market rate in the same manner provided below as though it were the third arbitrator.  If both parties appoint an arbitrator, the arbitrators so appointed shall appoint a third arbitrator, who is a reputable commercial leasing broker and has at least 10 years’ active and current experience in the commercial real estate industry and in the downtown central business district of Boston, Massachusetts leasing market with working knowledge of current rental rates and leasing practices related to buildings similar to the Building, within 10 days after the appointment of the second arbitrator.  Each of Landlord and Tenant shall furnish each of the three arbitrators with a copy of their respective final determination of the Prevailing Market rate.  The third arbitrator shall proceed with all reasonable dispatch to determine whether Landlord’s final determination of Prevailing Market rate or Tenant’s final determination of Prevailing Market rate, most closely reflects the Prevailing Market rate and in no event shall the arbitrator have the right (i) to average the final determination of Prevailing Market rate of Landlord and Tenant or (ii) to choose another rate.  The decision of such third arbitrator shall in any event be rendered within 30 days after his/her appointment, or within such other period as the parties shall agree, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties.  The arbitration shall be conducted in accordance with the rules of the American Arbitration Association (or its successor) and applicable Law and this Section, which shall govern to the extent of any conflict between this Section and the rules of the American Arbitration Association, and the decision of the third arbitrator shall be reviewable only to the extent provided by the rules of the American Arbitration Association and shall otherwise be binding, final and conclusive on the parties.  Each party shall pay the fees of the arbitrator it chose and the fees of its counsel and the losing party shall pay for the fees of the third arbitrator and the reasonable and necessary expenses incident to the proceedings; provided however, if a party fails to appoint an arbitrator, the fees of the sole arbitrator shall be split between the two parties equally.

2.05.                     Extension Amendment.  If Tenant is entitled to and validly exercises its Extension Option, Landlord shall prepare an amendment (the “Extension Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms.  The Extension Amendment shall be (i) sent to Tenant within a reasonable time after determination of the Prevailing Market rate, and (ii) executed by Tenant and returned to Landlord within 15 Business Days after the Extension Amendment is delivered to Tenant by Landlord.  Notwithstanding the foregoing, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

2.06.                     Time of the Essence.  Time is of the essence with respect to all of the time periods set forth in this Section 2.

2.07.                     Personal to Tenant.  Notwithstanding anything herein to the contrary, Tenant’s Extension Option is personal to Tenant and in no event shall such Extension Option be assignable (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease).

3.                                      Initial Suite Signage, and Building and Elevator Lobby Floor Directories.  Notwithstanding anything to the contrary contained in Section 3 and Section 4 of Exhibit E (Building Rules and Regulations) of the Lease, Landlord, at Landlord’s cost and expense, shall install, for the Tenant as initially named herein, using the standard graphics for the Building, initial Building standard tenant identification and suite numbers (i) at the entrance to the initial Premises, (ii) on the Building electronic directory in the main Building lobby, and (iii) on the floor directory on the elevator lobby on which the Tenant’s Premises are located.  Thereafter, any additional tenant identification shall be (i) subject to Landlord’s prior review and reasonable approval thereof, and (ii) installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building.

4.                                      Right of First Offer.

4.01.                     Grant of Option; Conditions.  Tenant shall have an ongoing right of first offer (the “Right of First Offer”) with respect to the entire 22nd floor of the Building shown on the demising plan attached hereto as Exhibit A-2 (the “Offering Space”).  Tenant’s Right of First Offer shall be exercised as follows: if during the Term Landlord determines (in Landlord’s sole judgment) that any portion of the Offering Space is available to lease to a third party other than (i) the existing tenant or occupant of the Offering Space, or (ii) any person or entity then having any preexisting rights to the Offering Space, then Landlord shall advise Tenant (the “Advice”) of the economic and other terms and conditions under which Landlord is willing to lease the Offering Space to Tenant.  Tenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within 5 Business Days after the date of the Advice, which Notice of Exercise shall include a representation and warranty from Tenant to Landlord that the Offering Space is intended for the exclusive use of Tenant during the Term, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

a.                                         Tenant is in Default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

b.                                         more than 40% of the Premises (in the aggregate) is sublet (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) at the time Landlord would otherwise deliver the Advice; or

c.                                          the Lease has been assigned (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease) prior to the date Landlord would otherwise deliver the Advice; or

d.                                         Tenant is not occupying the Premises (other than on a temporary basis) on the date Landlord would otherwise deliver the Advice; or

e.                                       the Offering Space is not intended for the exclusive use of Tenant (or any sublessee or transferee pursuant to a Business Transfer) during the Term; or

f.                                        the existing tenant or occupant in the Offering Space is interested in extending or renewing its lease for the Offering Space or entering into a new lease for such Offering Space or any other person or entity having any pre-existing rights in the Offering Space is interested in entering into a new lease for the Offering Space.

4.02.                     Terms for Offering Space.

a.                                         The term for the Offering Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

b.                                         Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice.

c.                                          The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space.  If Landlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

4.03.                     Termination of Right of First Offer.  The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of: (i) the last day of the 96th full calendar month of the Term; (ii) Tenant’s failure to exercise its Right of First Offer within the 5 day period provided in Section 4.01 above; and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 4.01 above.  In addition, if Landlord provides Tenant with an Advice for any portion of the Offering Space that contains expansion rights (whether such rights are described as an expansion option, right of first refusal, right of first offer or otherwise) with respect to any other portion of the Offering Space (such other portion of the Offering Space subject to such expansion rights is referred to herein as the “Encumbered Offering Space”) and Tenant does not exercise its Right of First Offer to lease the Offering Space described in the Advice, Tenant’s Right of First Offer with respect to the Encumbered Offering Space shall be subject and subordinate to all such expansion rights contained in the Advice.

4.04.                     Offering Amendment.  If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms.  A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 Business Days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

4.05.                     Subordination.  Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

4.06.                     Time of the Essence.  Time is of the essence with respect to all time periods set forth in this Section 4.

4.07.                     Personal to Tenant.  Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is personal to Tenant and in no event shall such Right of First Offer be assignable (other than pursuant to a Business Transfer, as defined in Section 11.04 of the Lease).

5.                                      Temporary Space.

5.01.                     During the period commencing on the date of this Lease and ending on the Commencement Date, Tenant shall have the one time right to deliver to Landlord, written notice of Tenant’s desire to lease temporary space in the Building (the “Temporary Space Notice”), which Temporary Space Notice shall specify the approximate square footage of temporary space that Tenant desires to lease and the date Tenant desires the term for the temporary space to commence.  Within 10 days following Landlord’s receipt of Tenant’s Temporary Space Notice, Landlord shall advise Tenant as to whether any such temporary space is then available in the Building or will be available in the Building on or about the commencement date for the temporary space so requested by Tenant in the Temporary Space Notice (the “Temporary Space”).  The availability of the Temporary Space shall be determined by Landlord in its sole discretion taking into consideration the rights of other tenants or occupants in the Building.  In the event Temporary Space is then available for lease by Tenant, the term for the Temporary Space (the “Temporary Space Term”) shall commence on the date that Landlord delivers possession of such Temporary Space to Tenant (such date sometimes being referred to in this Temporary Space provision as the “Temporary Space Commencement Date”) and ending on the Commencement Date of this Lease (such date sometimes being referred to in this Temporary Space provision as the “Temporary Space Expiration Date”), unless the Lease or Tenant’s right to possession of the Premises thereunder terminates sooner, in which case the Temporary Space Expiration Date shall be such earlier termination date.

5.02.                     In the event Landlord determines that Temporary Space is available, then Tenant shall deliver a certificate of insurance required by the Lease to cover the Temporary Space during the Temporary Space Term.  The Temporary Space shall be used for the Permitted Use.  During the Temporary Space Term, the Temporary Space shall be deemed the “Premises” for purposes of Section 13 (Indemnity and Waiver of Claims) of this Lease.  Such Temporary Space shall be accepted by Tenant in its “as-is” condition and configuration, it being agreed that Landlord shall be under no obligation to perform any work in the Temporary Space or to incur any costs in connection with Tenant’s move in, move out or occupancy of the Temporary Space.  Tenant acknowledges that it shall be entitled to use and occupy the Temporary Space at its sole cost, expense and risk.  Tenant shall not construct any improvements or make any alterations of any type to the Temporary Space without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed.  All costs in connection with making the Temporary Space ready for occupancy by Tenant shall be the sole responsibility of Tenant.

5.03.                     In the event Landlord determines that Temporary Space is available, then the Temporary Space shall be subject to all the terms and conditions of the Lease except as expressly modified herein and except that (i) Tenant shall not be entitled to receive any allowances, abatement or other financial concession in connection with the Temporary Space which was granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Temporary Space, (ii) the Temporary Space shall not be subject to any renewal or expansion rights of Tenant under the Lease, and (iii) Tenant shall not be required to pay Base Rent for the Temporary Space during the Temporary Space Term.  However, Tenant shall be required to pay Tenant’s Pro Rata Share of Expenses and Taxes for the Temporary Space during the Temporary Space Term in accordance with the terms of Section 4 of this Lease.  Tenant’s Pro Rata Share for the Temporary Space shall be a quotient (expressed as a percentage), derived by dividing the rentable square footage in the Temporary Space by the total Rentable Square Footage of the Building.

5.04.                     In the event Landlord determines that Temporary Space is available, then upon termination of the Temporary Space Term, Tenant shall vacate the Temporary Space and deliver the same to Landlord in the same condition that the Temporary Space was delivered to Tenant, ordinary wear and tear excepted.  At the expiration or earlier termination of the Temporary Space Term, Tenant shall remove all debris, all items of Tenant’s personalty, and any trade fixtures of Tenant from the Temporary Space.  Tenant shall be fully liable for all damage Tenant or Tenant’s agents, employees, contractors, or subcontractors cause to the Temporary Space.

5.05.                     In the event Landlord determines that Temporary Space is available, Tenant shall have no right to hold over or otherwise occupy the Temporary Space at any time following the expiration or earlier termination of the Temporary Space Term, and in the event of such holdover, Landlord shall immediately be entitled to institute dispossessory proceedings to recover possession of the Temporary Space, without first providing notice thereof to Tenant.  In the event of holding over by Tenant after expiration or termination of the Temporary Space Term without the written authorization of Landlord, Tenant shall pay, for such holding over, an amount equal to $111.00 per annum per rentable square foot of the Temporary Space for each month or partial month of holdover, plus all consequential damages that Landlord incurs as a result of the Tenant’s hold over.  During any such holdover, Tenant’s occupancy of the Temporary Space shall be deemed that of a tenant at sufferance, and in no event, either during the Temporary Space Term or during any holdover by Tenant, shall Tenant be determined to be a tenant-at-will under applicable law.  While Tenant is occupying the Temporary Space, Landlord or Landlord’s authorized agents shall be entitled to enter the Temporary Space, upon reasonable notice, to display the Temporary Space to prospective tenants.

6.                                      Letter of Credit.

6.01.                     General Provisions.  Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit H hereto and containing the terms required herein, in the face amount of $970,658.00 (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by Silicon Valley Bank or another financial institution acceptable to Landlord in Landlord’s reasonable discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion.  Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 60 days after the scheduled expiration date of the Term or any renewal Term.  If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension (a “Renewal or Replacement LC”) to Landlord not later than 60 days prior to the expiration date of the Letter of Credit then held by Landlord.  Any Renewal or Replacement LC shall comply with all of the provisions of this Section 6, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.  Notwithstanding the foregoing, if at any time during the Term Landlord reasonably determines that the financial condition of the issuing bank is such that Landlord’s ability to draw upon the Letter of Credit is, or in the future may be, impaired, restricted, refused or otherwise affected, then Tenant shall, within 10 business days of Landlord’s written request to Tenant, obtain a renewal or replacement Letter of Credit in form acceptable to Landlord in substitution of the then current Letter of Credit from an issuing bank acceptable to Landlord in Landlord’s reasonable discretion.

6.02.                     Drawings under Letter of Credit. In the event any noncurable default on the part of Tenant shall occur under the Lease or if any curable default on the part of Tenant shall occur under the Lease and Tenant shall have failed to cure such default within any applicable notice and cure period provided under the Lease, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, Landlord may, without prejudice to any other remedy provided in this Lease or by Law, draw on the Letter of Credit and use all or part of the proceeds to (a) satisfy any amounts due to Landlord from Tenant, and (b) satisfy any other damage, injury, expense or liability caused by Tenant’s failure to so comply.  In addition, if Tenant fails to furnish a Renewal or Replacement LC complying with all of the provisions of this Section 6 at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 6 (the “LC Proceeds Account”).

6.03.                     Use of Proceeds by Landlord.  The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any Rent payable by Tenant under this Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease; (c) against any costs incurred by Landlord in connection with the Lease (including attorneys’ fees); and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s Default.  Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within 45 days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

6.04.                     Additional Covenants of Tenant.  If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within 10 days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 6, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable Default by Tenant.  Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

6.05.                     Nature of Letter of Credit.  Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

6.06.                     Reduction in Letter of Credit Amount. Provided that, during the 12 month period immediately preceding the effective date of any reduction of the Letter of Credit, Tenant has timely paid all Rent and no Default has occurred under this Lease (the “LC Reduction Conditions”), Tenant may reduce the Letter of Credit Amount so that the reduced Letter of Credit Amount is $485,329.00 effective as of the first day of the 27th full calendar month of the Term.  Any reduction in the Letter of Credit Amount shall be accomplished by Tenant providing Landlord with a substitute letter of credit in the reduced amount or an amendment to the existing Letter of Credit reflecting the reduced amount.

EXHIBIT G

NOTICE OF LEASE

Notice is hereby given pursuant to Massachusetts General Laws, Chapter 183, Section 4 of the following lease:

1. Landlord:	MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company

2. Tenant:	IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation

3. Date of Lease:	, 2019.

4. Premises:

39,351 rentable square feet of space as more particularly described in the Lease on the 23rd floor of the building known as and numbered 100 Summer Street, Boston, Massachusetts 02110 (“Building”). The legal description for the land on which the Building is situated is set forth on Exhibit A attached hereto.

5. Initial Lease Term:	120 month term.

6. Extension Right:	One (1) option to extend the term for five (5) years, on the terms and conditions provided for by the Lease.

7. Right of First Offer:	A right of first offer with respect to the entire 22nd floor of the Building, on the terms and conditions provided for by the Lease.

The foregoing is a summary of certain terms of the Lease for purposes of giving notice thereof, and shall not be deemed to modify or amend the terms of the Lease.

This Notice is executed under seal this     day of                    ,        .

LANDLORD: [insert name of landlord]

By:
Name:
Title:

TENANT: [insert name of tenant]

By:
Name:
Title:

THE COMMONWEALTH OF MASSACHUSETTS

, ss.

On this     day of             20   , before me, the undersigned notary public, personally appeared                      , proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose. (as partner for       partnership) (as      of         corporation), (as      of      limited liability company), (as attorney in fact for               ).

Notary Public:

My Commission Expires:

THE COMMONWEALTH OF MASSACHUSETTS

, ss.

On this     day of             20   , before me, the undersigned notary public, personally appeared            , proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose. (as partner for       partnership) (as      of         corporation), (as      of      limited liability company), (as attorney in fact for               ).

Notary Public:

My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT H

FORM OF LETTER OF CREDIT

This Exhibit is attached to and made a part of the Office Lease Agreement (the “Lease”) by and between MA-100 SUMMER STREET OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), for space in the Building located at 100 Summer Street, Boston, Massachusetts 02110.  Capitalized terms used but not defined herein shall have the meanings given in the Lease.

[Name of Financial Institution]

Irrevocable Standby
Letter of Credit
No.
Issuance Date:
Expiration Date:
Applicant:

Beneficiary

MA-100 Summer Street Owner, L.L.C.

c/o EQ Office

222 South Riverside Plaza

Suite 2000

Chicago, Illinois 60606

Attention: Treasury Department

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of  Nine Hundred Seventy Thousand Six Hundred Fifty Eight and 00/100 U.S. Dollars ($970,658.00) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.             An original copy of this Irrevocable Standby Letter of Credit.

2.                                      Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of                        U.S. Dollars ($            ) under your Irrevocable Standby Letter of Credit No.                      represents funds due and owing to us pursuant to the terms of that certain lease by and between MA-100 Summer Street Owner, L.L.C., as landlord, and Ironwood Pharmaceuticals, Inc., as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon

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each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit.  A copy of any such notice shall also be sent, in the same manner, to: MA-100 Summer Street Owner, L.L.C., c/o EQ Office, 100 Summer Street, 9th Floor, Boston, Massachusetts 02110, Attention:  Property Manager. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease.  We further acknowledge and agree that:  (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge.  In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.  The correctness of the signature of the person signing the transfer forms must be verified by your bank or a notary public.

This Irrevocable Standby Letter of Credit is subject to the International Standby Practices (ISP98) ICC Publication No. 590.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at                                                to the attention of                                   .

Very truly yours,

[name]

[title}

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